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                                                                    EXHIBIT 10.1

                                             December __, 2004

North Country Financial Corporation
Board of Directors
Manistique, Michigan

Dear Board Members:

      In connection with the proposed transactions contemplated pursuant to that certain Stock Purchase Agreement dated August 10, 2004, by and between the North Country Financial Corporation ("NCFC") and NCFC Recapitalization, LLC (the "Stock Purchase Agreement") and that certain Employment Agreement dated August 10, 2004, by and between NCFC and me (the "Employment Agreement"), I hereby acknowledge and agree that the Effective Date of the Employment Agreement will be the later of the (i) the Closing (as defined in the Stock Purchase Agreement) of the transactions provided for in the Stock Purchase Agreement, and (ii) the date NCFC receives Regulatory Approval to enter into the Employment Agreement.

      I further acknowledge and agree that notwithstanding anything in the Employment Agreement to the contrary, a Change in Control shall not be deemed to have occurred upon the consummation of any of the transactions contemplated by the Stock Purchase Agreement, including, without limitation, the sale of shares to the Investors (as defined in the Stock Purchase Agreement), the management changes and the reconstitution of the Board of Directors, whether such transactions occur before, at, or after the Effective Date of the Employment Agreement.

                                                 Very truly yours,
                                                 _______________________________

Acknowledged and Agreed:

North Country Financial Corporation

By: ________________________________
      Its: